Exhibit 99.1
Pansoft Reports Second Quarter 2009 Financial Results

Pansoft Company Limited (NASDAQ: PSOF), a leading ERP software service provider for oil and gas industry in China, today announced its unaudited financial results for the quarter ended June 30, 2009.

Second Quarter 2009 Highlights

•	Total revenue was $1,517,820, increased by 85% from $819,258 in the second quarter of 2008.

•	Gross profit was $570,944, an increase of 102% compared to the result in the same period in 2008. Gross margin increased to 38%, from 34% for the same period in 2008.

•	** Non-GAAP income from operations was $335,216, an 83% increase compared to the same period last year.

•	** Non-GAAP net income was $260,147, increased by 23% compared to the result in the same period in 2008

•	Net income was $90,094, a decrease of $121,727, or 57%, from $211,821 for the same period in 2008.

** Non-GAAP measures are described below and reconciled to the corresponding GAAP measures in the section below entitled “Reconciliation of Non-GAAP to GAAP Results.”

Financial Results

For the second quarter of 2009, Pansoft reported total revenues of $1,517,820, reflecting an 85% increase from $819,258 in second quarter of 2008, mainly from our large software development contracts. The large increase in revenue in 2Q09 reflects steady growth in the projects and business from the company’s long-term clients. During the first six months of 2009, total revenue was $2,939,906, reflecting a 113% increase from $1,377,264 in the first six months of 2008. This significant increase in sales was due to a large sales contract in the first quarter of 2009 for equipment associated with a system implementation contract signed with a major client and a new business contract signed by our newly opened Hong Kong branch, in addition to the natural growth of our running projects as well as the extension of the large system projects completed in the past. Although the high seasonality of our revenue pattern remains, the revenue increase in the first half year of 2009 indicates the pattern is improving.

Our cost of revenue increased by $410,217, or 76%, to $946,876, for the three months ended June 30, 2009, from $536,659 for the same period in 2008. Our cost of revenue for the six months ended June 30, 2009 was $1,714,918, reflecting a 66% increase from $1,030,417 for the same period in 2008. The slower pace of increase in cost as compared to the increase in revenue indicates that costs have been under control during our rapid business expansion, particularly in the area of employee compensation which comprises a major part of our operating cost.

For the three months ended June 30, 2009, our gross profit was $570,944, compared to $282,599 for the same period in 2008, reflecting a 102% increase. For the three months ended June 30, 2009 our gross margin increased to 38%, from 34% for the same period in 2008. This 4% increase in gross margin was mainly due to tight cost control during the course of faster revenue growth in the second quarter of 2009. For the six months ended June 30, 2009, our gross profit was $1,224,988, compared to $346,847 for the same period in 2008, reflecting a 253% increase. For the six months ended June 30, 2009, our gross margin increased to 42%, from 25% for the same period in 2008. This 17% increase in gross margin was mainly due to fast revenue growth in the first two quarters of 2009.

Operating expenses consist primarily of general and administrative expenses, selling expenses, professional fees and stock option expenses and other expenses incurred in connection with general operations. Administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff. Professional fees cover expenses for legal counsel and other advisor fees, audit fees and service charges associated with corporate publicity and investor relations. For the three months ended June 30, 2009, our operating expenses increased to $405,781 from $98,925 for the three month period ended at June 30, 2008, or a 310% increase. For the three months ended June 30, 2009, our general and administrative expenses increased to $89,205, from $66,893 for the three months ended June 30, 2008, or a 33% increase. This increase in administrative expenses was mainly attributable to the increases in our administrative business trips and activities. The increase in selling expenses (by 1622%, from period to period) was primarily due to the overhead allocation to the newly established sales and marketing department. It also included a large increase in the expenses for the professional fee for the services relating to our NASDAQ listing and publicity in the U.S., which accounted for 21% of the total operating expenses. In addition, the non-cash expense of stock options issued to our employees is the largest proportion in this category and accounted for 42% of our total operating expenses. This contributed significantly to the total increase of our expenses during this period as we did not incur any such expenses during the same period in 2008. Non-GAAP operating expenses for the second quarter of 2009, which exclude stock-based compensation, were $235,728, representing a 138% increase from the same period last year, mainly due to expenditures for a newly created marketing department and professional service fees.

For the six months ended June 30, 2009, our total operating expenses increased to $882,665 from $146,957 for the six months ended June 30, 2008, or a 501% increase, from a period to a period. The bonus payment to the employees for their performance in 2008, higher selling expense and additional professional fees and stock option cost contributed to the increase in operating expenses in 2009. Non-GAAP operating expenses for the first half of 2009 excluding stock-based compensation were $$540,691, representing a 268% increase from the same period last year.

Income from operations was $165,163, for the three months ended June 30, 2009, a 10% decrease from $183,674 for the same period in 2008 due to a large increase in stock option cost amortized and professional fees paid in the second quarter of 2009. Non-GAAP income from operations for the second quarter of 2009 was $335,216, an 83% increase comparing to the same period in last year. For the six months ended June 30, 2009, income from operations was $342,323, or a 71% rise from $199,890 for the same period in 2008 driven by strong revenue growth in the first six months of 2009. Non-GAAP income from operations for the fist half of 2009 was $ $684,297, a 242% increase comparing to the same period in last year.

Income before taxes was $200,476 for the three months ended June 30, 2009, decreased slightly, by $11,345, or 5% from $211,821 for the same period in 2008. For the six months ended June 30, 2009, income before taxes was $563,098, increased significantly, by $320,613, or 132% from $242,485 for the same period in 2008, mainly due to a one-time government grant to award our IPO success and the increase in income from operations.

Pansoft’s net income was $90,094 for the three months ended June 30, 2009, a decrease of $121,727, or 57%, from $211,821 for the same period in 2008. Comprehensive income for the three months ended June 30, 2009 was $101,437, a decrease of 68% from $321,332 for the same period in 2008. The decrease was due to a much smaller foreign exchange gain of $11,343 that was included in other comprehensive income in this reporting period given the relatively flat exchange rate between that US dollar and Chinese RMB. In contrast, there was a gain of $109,511 in the same period in 2008. In the same period, Non-GAAP net income was $260,147, increasing by 23% comparing to the result in the same period in 2008. For the six months ended June 30, 2009, net income of $383,220 increased by $140,735, or 58% from $242,485 for the same period in 2008. In the same period, comprehensive income was $365,503, decreased by 32% from $536,513 for the same period in 2008 due to the unfavorable exchange rate move. In the same period, Non-GAAP net income was $ $725,194, increasing by 199% compared to the result in the same period in 2008.

As of June 30, 2009, Pansoft had cash and cash equivalents of $11,330,991, a slight decrease compared to $12,185,950 on December 31, 2008.

Business Outlook

Looking forward, the management believes that demand for its services, especially for its large system integration and development, will continue to grow as Pansoft expands its capacity, as a result of the Pansoft’s brand name and reputation in the ERP industry for delivering high quality software.

Non-GAAP Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of the Company’s performance, should be considered in addition to, not as a substitute for, measures of the Company’s financial performance prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). The Company’s non-GAAP financial measures may be defined differently than similar terms used by other companies. Accordingly, care should be exercised in understanding how the Company defines its non-GAAP financial measures.

Reconciliations of the Company’s non-GAAP measures to the nearest GAAP measures are set forth in the section below titled “Reconciliation of Non-GAAP to GAAP Results.” These non-GAAP measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP advertising gross margin.

The Company’s management uses non-GAAP financial measures to gain an understanding of the Company’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects. The Company’s non-GAAP financial measures exclude certain special items, including stock-based compensation charge and amortization of intangible assets from its internal financial statements for purposes of its internal budgets. Non-GAAP financial measures are used by the Company’s management in their financial and operating decision-making, because management believes they reflect the Company’s ongoing business in a manner that allows meaningful period-to-period comparisons. The Company’s management believes that these non-GAAP financial measures provide useful information to investors and others in the following ways: 1) in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose, and 2) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results. The Company’s management further believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses, gains and losses (i) that are not expected to result in future cash payments or (ii) that are non-recurring in nature or may not be indicative of its core operating results and business outlook.

The Company’s management believes excluding stock-based compensation from its non-GAAP financial measures is useful for itself and investors, as such expense will not result in future cash payment and is not an indicator used by management to measure the Company’s core operating results and business outlook.

The Company’s management believes excluding the non-cash amortization expense of intangible assets from its non-GAAP financial measures is useful for itself and investors because they enable a more meaningful comparison of the Company’s cash performance between reporting periods. In addition, such charges will not result in cash settlement in the future.

The non-GAAP financial measures have limitations. They do not include all items of income and expense that affect the Company’s operations. Specifically, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and, with respect to the non-GAAP financial measures that exclude certain items under GAAP, do not reflect any benefit that such items may confer to the Company. Management compensates for these limitations by also considering the Company’s financial results as determined in accordance with GAAP.

Pansoft Company Limited
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	For The Three Months Ended June 30				For The Six Months Ended June 30
	2009	2008	Change	%	2009	2008	Change	%
	(Unaudited)	(Unaudited)	US $		(Unaudited)	(Unaudited)	US $

Sales	$1,517,820	$819,258	$698,562	85%	$2,939,906	$1,377,264	$1,562,642	113%
Cost of Sales	946,876	536,659	410,217	76%	1,714,918	1,030,417	684,501	66%
Notes 3), 4) and 5)
Gross Profit	570,944	282,599	288,345	102%	1,224,988	346,847	878,141	253%
GM Ratio	38%	34%			42%	25%

Operating expenses:
General and administrative expenses	89,205	66,893	22,312	33%	249,242	80,262	168,980	211%
Selling expenses	59,697	3,467	56,230	1622%	121,794	65,322	115,262	1765%
Professional fees	86,826	28,565	58,261	204%	170,387	61,537	108,850	177%
Stock based compensation	170,053	-	170,053		341,974	-	341,974
Gain on disposition of property and equipment	-	-	-		(732)	(1,374)	642	-47%
	405,781	98,925	306,856	310%	882,665	146,957	735,708	501%
Income from operations	165,163	183,674	(18,511)	-10%	342,323	199,890	142,433	71%

Other income	(3,772)	-	(3,772)		(3,372)	537	(3,909)	-728%
Government grant	14,656	-	14,656		160,981	-	160,981
Finance cost	367	(205)	572	-279%	(22)	(419)	397	-95%
Interest income	24,062	28,352	(4,290)	-15%	63,588	42,477	21,111	50%
Income before provision from income taxes	200,476	211,821	(11,345)	-5%	563,098	242,485	320,613	132%

Provision for current income taxes	7,188	-	7,188		12,385	-	12,385
Provision for deferred income taxes	103,194	-	103,194		167,493	-	167,493
Net income	90,094	211,821	(121,727)	-57%	383,220	242,485	140,735	58%

Other comprehensive (loss) income	11,343	109,511	(98,168)	-90%	(17,717)	294,028	(311,745)	-106%
Comprehensive income	$101,437	$321,332	$(219,895)	-68%	$365,503	$536,513	$(171,010)	-32%

Pansoft Company Limited
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
	For Three Months Ended June 30, 2009
	Actual		Non US GAAP
	Results	Adjustment	Results
	(Unaudited)

Sales	$1,517,820		$1,517,820
Cost of sales	946,876		946,876
Gross profit	570,944		570,944

Operating expenses:
General and administrative expenses	89,205		89,205
Selling expenses	59,697		59,697
Professional fees	86,826		86,826
Stock based compensation	170,053	(a) (170,053)	-
Gain on disposition of property and equipment	-		-
	405,781		235,728
Income from operations	165,163		335,216

Other income	(3,772)		(3,772)
Government grant	14,656		14,656
Finance cost	367		367
Interest income	24,062		24,062
Income before provision from income taxes	200,476	170,053	370,529

Provision for current income taxes	7,188		7,188
Provision for deferred income taxes	103,194		103,194
Net income	90,094		260,147

Other comprehensive (loss) income	11,343		11,343
Comprehensive income	$101,437		$271,490
(a)	To adjust stock-based compensation charges
(b)	No Adjustment made for the same period in 2008 as there was no stock-based compensation occurred.

Pansoft Company Limited
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
	For Six Months Ended June 30, 2009
	Actual		Non US GAAP
	Results	Adjustment	Results
	(Unaudited)

Sales	$2,939,906		$2,939,906
Cost of Sales	1,714,918		1,714,918
Gross Profit	1,224,988		1,224,988

Operating expenses:
General and administrative expenses	249,242		249,242
Selling expenses	121,794		121,794
Professional fees	170,387		170,387
Stock based compensation	341,974	(c) (341,974)	-
Gain on disposition of property and equipment	(732)		(732)
	882,665		540,691
Income from operations	342,323		684,297

Other income	(3,772)		(3,772)
Government grant	160,981		160,981
Finance cost	(22)		(22)
Interest income	63,588		63,588
Income before provision from income taxes	563,098		905,072

Provision for current income taxes	12,385		12,385
Provision for deferred income taxes	167,493		167,493
Net income	383,220		725,194

Other comprehensive (loss) income	(17,717)		(17,717)
Comprehensive income	$365,503		$707,477
(c)	To adjust stock-based compensation charges
(d)	No Adjustment made for the same period in 2008 as there was no stock-based compensation occurred.

Pansoft Company Limited
Condensed Consolidated Balance Sheets

	As of
	June 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$11,330,991	$12,185,950
Accounts receivable, net of allowance for
doubtful accounts $134,320 (2008: $152,070)	912,260	1,136,159
Unbilled revenue	3,094,845	2,221,142
Prepayments, deposits and other receivables	203,143	107,785
Inventories	145,978	68,348
Total current assets	15,687,217	15,719,384

Property and equipment, net	719,838	650,708
Deferred software development cost	36,600	73,287
Total assets	16,443,655	16,443,379

Liabilities
Current liabilities
Accounts payable and accrued liabilities	176,547	905,748
Deferred revenue	226,741	181,192
Income tax payable	1,597	192,470
Deferred income taxes	339,168	172,505
Total current liabilities	744,053	1,451,915

Deferred income taxes	19,192	18,531
Total liabilities	763,245	1,470,446

Stockholders' equity
Common stock (30,000,000 common shares authorized;
par value of $0.0059 per share; 5,438,232 shares issued
and outstanding as of June 30, 2009)	32,080	32,080
Additional paid-in capital	8,564,028	8,222,054
Retained earnings	6,094,334	5,711,114
Statutory reserves	363,063	363,063
Accumulated other comprehensive income	626,905	644,622
Total stockholders' equity	15,680,410	14,972,933

Total liabilities and stockholders' equity	$16,443,655	$$16,443,379

The accompanying notes are an integral part of these condensed consolidated financial statements

Forward-Looking Statements

This press release contains forward-looking statements concerning Pansoft Company Limited, which include but are not limited to, statements regarding Pansoft’s acquisition strategies, timing of development projects and efforts to achieve business growth. The actual results may differ materially depending on a number of risk factors including but not limited to, the following: general economic and business conditions, development, shipment and market acceptance of products, additional competition from existing and new competitors, changes in technology or product techniques, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. Pansoft Company Limited undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

About Pansoft Company Limited

Pansoft is a leading enterprise resource planning ("ERP") software and professional services provider for the oil and gas industry in China. Its ERP software offers comprehensive solutions in various business operations including accounting, order processing, delivery, invoicing, inventory control and customer relationship management.

Contact:

Pansoft Company Limited
Allen Zhang, +86-531-8887-1159
allen.zhang@pansoft.com
or
Great Wall Research LLC
Sheena Shen, +1-203-252-7266
sshen@greatwallresearch.com